Exhibit 99.1

World Fuel Services Corporation Completes Acquisition of ExxonMobil On-Airport Fueling Operations in Canada and France

MIAMI--(BUSINESS WIRE)--November 1, 2016--World Fuel Services Corporation (NYSE:INT) announced today that it has completed the previously announced acquisition of the aviation fueling operations of certain ExxonMobil affiliates (“ExxonMobil”) at 34 airports in Canada and 2 airports in France. World Fuel has also become ExxonMobil’s long-term wholesale distributor for general aviation fuel in Canada.

The remaining airport locations in France, the United Kingdom, Germany, Italy, Australia and New Zealand are expected to close later in the fourth quarter of 2016 and into the first quarter of 2017 and are subject to customary regulatory consents and closing conditions, including securing appropriate third party consents.

“We are pleased to expand our global aviation network into airport locations in Canada and France,” said Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “The closing of these locations, combined with the existing World Fuel business, will provide customers with a premier global fueling network across the United States and Canada and in strategic locations in France.”

“Our strong cash flow profile enabled us to fund this acquisition with cash-on-hand, leaving our existing liquidity facilities available to fund organic growth and additional strategic investments,” said Ira M. Birns, executive vice president and chief financial officer.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about the effect of the acquisition on our aviation segment, our liquidity, our expectations about organic growth and strategic investments, and the timing for closing the remaining locations. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from the acquisition, our ability to capitalize on new market opportunities, our ability to obtain required consents and satisfy closing conditions, potential liabilities, limited indemnities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, environmental and other risks associated with the storage, transportation and delivery of petroleum products, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the failure of fuel and other products we sell to meet specifications, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer